UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2012

LSI INDUSTRIES INC.
(Exact name of Registrant as specified in its Charter)

Ohio	0-13375	31-0888951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10000 Alliance Road, Cincinnati, Ohio	45242
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(513) 793-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           At the Annual Meeting of Shareholders of LSI Industries Inc. (the “Annual Meeting”), which was held on November 15, 2012, the shareholders of the Company approved the LSI Industries Inc. 2012 Stock Incentive Plan (the “2012 Plan”).  The 2012 Plan was unanimously approved by the Board of Directors subject to shareholder approval.

The objectives of the 2012 Plan are to provide long-term incentives to those persons with significant responsibility for the success and growth of the Company, to align the interests of such persons with those of the Company’s shareholders, to assist the Company in recruiting, retaining and motivating employees, directors and consultants on a competitive basis and to link compensation to performance.  Under the 2012 Plan, employees of the Company and its subsidiaries will be eligible to receive awards. The 2012 Plan is an “omnibus” stock plan that provides for a variety of equity award vehicles to maintain flexibility. The 2012 Plan will permit the grant of stock options, stock appreciation rights, restricted share awards, restricted share units and unrestricted share awards.

A maximum of 800,000 shares will be available for grants of all equity awards under the 2012 Plan, with a maximum of 300,000 shares being available for grant with respect to full-value awards and a maximum of 800,000 shares being available for grant with respect to options. The 2012 Plan does not permit the re-pricing of options or stock appreciation rights without the approval of shareholders and does not contain an “evergreen” provision to automatically increase the number of shares issuable under the 2012 Plan, except for certain adjustments resulting from stock splits and other specified events.

The foregoing summary of the 2012 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2012 Plan attached as Annex A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on September 28, 2012.

Item 5.07.   Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of LSI Industries Inc. was held on November 15, 2012 at which the following matters were submitted to a vote of shareholders:

(a)           Votes regarding the election of six directors:

Name	For	Withheld	Broker Non-Votes

Gary P. Kreider	10,111,516.206011	8,464,144.983463	4,437,140.000000
Dennis B. Meyer	17,526,697.310401	1,048,963.879073	4,437,140.000000
Wilfred T. O’Gara	17,538,216.310401	1,037,444.879073	4,437,140.000000
Robert J. Ready	13,889,912.567548	4,685,748.621926	4,437,140.000000
Mark A. Serrianne	14,210,105.310401	4,365,555.879073	4,437,140.000000
James P. Sferra	13,564,140.310401	5,011,520.879073	4,437,140.000000

(b)           Votes regarding the approval of the new LSI Industries Inc. 2012 Stock Incentive Plan.

For	Against	Abstain	Broker Non-Votes

17,467,583.558050	1,010,546.534160	116,281.097264	4,437,140.000000

(c)    Votes regarding the ratification of the Audit Committee’s appointment of Grant Thornton LLP as LSI’s Independent
     Registered Public Accounting Firm for fiscal 2013.

For	Against	Abstain

22,675,696.132751	264,949.031653	90,906.025070

(d)           Advisory votes on the Company’s executive compensation as described in the Company’s Proxy Statement:

For	Against	Abstain	Broker Non-Votes

17,992,307.382277	397,762.983752	204,340.823445	4,437,140.000000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LSI INDUSTRIES INC.

By:	/s/ Ronald S. Stowell
Ronald S. Stowell
Vice President, Chief Financial Officer and Treasurer (Principal Accounting Officer)

November 16, 2012